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                                 EXHIBIT 23.3



INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Pre-Effective Amendment No. 2 to Registration Statement No. 333-56583 on Form S-1 of Republic Bancorp, Inc. of our report dated March 1, 1996 appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Prospectus.



/s/ Deloitte & Touche LLP

Deloitte & Touche LLP



Louisville, Kentucky
July 17, 1998